EXHIBIT 5.1

                        OPINION OF SNELL & WILMER, LLP


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                          [Snell & Wilmer Letterhead]


                                        June 26, 1997


Flanders Corporation
531 Flanders Filters Road
Washington, North Carolina  27889

    Re: Registration Statement on Form S-3


Ladies/Gentlemen:

    We have acted as counsel for Flanders Corporation, a North Carolina corporation (the "Company"), and in such capacity have examined the Company's Registration Statement on Form S-3 (referred to herein as the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission ("Commission") on June 26, 1997 under the Securities Act of 1933, as amended ("Act"), relating to the proposed registration for resale by the Company of up to 4,773,519 shares of common stock, $.001 par value per share, of certain selling shareholders ("Selling Shareholders").

    As counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable and have examined original or copies, certified or otherwise identified to our satisfaction as true copies of the originals, of those corporate records, certificates, documents and other instruments which, in our judgment, we considered necessary or apropriate to enable us to render the opinion expressed below, including the Company's Articles of Incorporation, as amended to date, the Company's Bylaws, as amended to date, and the minutes of meetings of the Company's Board of Directors and other corporate proceedings relating to the authorization and issuance of the Selling Shareholder's shares. We have assumed the genuineness and authorization of all signatures and the conformity to the originals of all copies submited to us or inspected by us as certified, confirmed or photostatic copies. Further, we have assumed the due execution and delivery of certificates representing the Selling Shareholder's shares.

    Based upon the foregoing, and relying solely thereon, we are of the opinion that the Selling Shareholders' shares have been duly authorized and when issued, were legally and validly issued, fully paid and nonassessable.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus included in


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Flanders Corporation
June 26, 1997
Page 2


the Registration Statement. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        SNELL & WILMER L.L.P.

                                        /s/ Snell & Wilmer LLP